                                                                   Exhibit 10.12


                                 ADDENDUM AMES
                  "Assessing Myocardial Electrical Stability"


                     MASSACHUSETTS INSTITUTE OF TECHNOLOGY

                               LICENSE AGREEMENT

                                  (EXCLUSIVE)


                                                        Date: September 28, 1993

                                      (i)


Vers 11/1/91                              LP/:#3 CardioDynamics lic agt.AMES9/28
Patent/Ex                                               Date: September 28, 1993


                               TABLE OF CONTENTS


                                                                      PAGE
                                                                      ----
     PREAMBLE...........................................................1
     --------

     ARTICLES
     --------

     1 - DEFINITIONS....................................................1

     2 - GRANT..........................................................3

     3 - DUE DILIGENCE..................................................5

     4 - ROYALTIES......................................................6

     5 - REPORTS AND RECORDS............................................7

     6 - PATENT PROSECUTION.............................................8

     7 - INFRINGEMENT...................................................9

     8 - PRODUCT LIABILITY.............................................10

     9 - EXPORT CONTROLS...............................................11

     10 - NON-USE OF NAMES.............................................11

     11 - ASSIGNMENT...................................................11

     12 - DISPUTE RESOLUTION...........................................12

     13 - TERMINATION..................................................12

     14 - PAYMENTS, NOTICES............................................13

     15 - MOST FAVORED LICENSEE........................................14

     16 - MISCELLANEOUS PROVISIONS.....................................14

     APPENDIX AMES-A...................................................16

     APPENDIX AMES-B...................................................17

     APPENDIX AMES-C...................................................18

     This Agreement is made and entered into this   day of         , 199 , (the
"Effective Date") by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139, U.S.A. (hereinafter referred to as "M.I.T."), and CAMBRIDGE HEART, INC., a corporation duly organized under the laws of Delaware and having its principal office at 645 Madison Avenue, 14th Floor, New York, NY 10022 (hereinafter referred to as "LICENSEE").


                                  WITNESSETH
                                  ----------

     WHEREAS, M.I.T. hereby represents that it is the owner of certain PATENT RIGHTS and IMPROVEMENTS (as both terms are later defined herein) relating to M.I.T. Case No. 4228, U.S. Patent 4,802,491, "Method and Apparatus for Assessing Myocardial Electrical Stability" by Richard J. Cohen and Joseph M. Smith, and M.I.T. Case No. 4228(2), U.S. Patent 4,732,157, "Method and Apparatus for Quantifying Beat-to-Beat Variability in Physiologic Waveforms" by Daniel T. Kaplan and Richard J. Cohen and has the right to grant licenses under said PATENT RIGHTS, subject only to a royalty-free, nonexclusive license heretofore granted to the United States Government;

     WHEREAS, M.I.T. desires to have the PATENT RIGHTS utilized in the public interest and is willing to grant a license thereunder;

     WHEREAS, LICENSEE has represented to M.I.T., to induce M.I.T. to enter into this Agreement, that LICENSEE shall commit itself to a thorough, vigorous and diligent program of exploiting the PATENT RIGHTS so that public utilization shall result therefrom; and

     WHEREAS, LICENSEE desires to obtain a license under the PATENT RIGHTS upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:


                          ARTICLE 1- DEFINITIONS
                          ----------------------

     For the purposes of this Agreement, the following words and phrases shall have the following meanings:

     1.1 "LICENSEE" shall include a related company of CAMBRIDGE HEART, INC., the voting stock of which is directly or indirectly at least fifty percent (50%) owned or controlled by CAMBRIDGE HEART, INC.

     1.2 "PATENT RIGHTS" shall mean all of the following M.I.T. intellectual property:

     (a) the United States and foreign patents and/or patent applications listed in Appendices AMES-A and AMES-B;

     (b) United States and foreign patents issued from the applications of (a) above and from divisionals and continuations of these applications;

     (c) claims of U.S. and foreign continuation-in-part applications, and of the resulting patents, which are directed to subject matter specifically described in the disclosure of (a) above;

     (d) claims of all foreign patent applications, and of the resulting patents, which are directed to subject matter specifically described in the United States patents and/or patent applications described in
          (a), (b) or (c) above; and

     (e)  any reissues of patents described in (a), (b), (c) or (d) above;

     (f) COPYRIGHTABLE MATERIAL and TANGIBLE PROPERTY listed in Appendix AMES-C, including:

          i)  Computer Code

          ii)  Drawings and Circuit Diagrams


     1.3  A "LICENSED PRODUCT" shall mean any product or part thereof which:

     (a) is covered in whole or in part by an issued, unexpired claim or a pending claim contained in IMPROVEMENTS or the PATENT RIGHTS in the country in which any LICENSED PRODUCT is made, used or sold; and/or

     (b) is manufactured by using a process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in IMPROVEMENTS or the PATENT RIGHTS in the country in which any LICENSED PROCESS is used or in which such product or part thereof is used or sold.


     1.4 A "LICENSED PROCESS" shall mean any process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in IMPROVEMENTS or the PATENT RIGHTS.

     1.5 "NET SALES" shall mean LICENSEE's (and its sublicensees') billings for LICENSED PRODUCTS and LICENSED PROCESSES produced hereunder less the sum of the following:

     (a)  discounts allowed in amounts customary in the trade;

     (b) sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;

     (c)  outbound transportation prepaid or allowed; and

     (d)  amounts allowed or credited on returns.


     No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by LICENSEE and on its payroll, or for cost of collections. LICENSED PRODUCTS shall be considered "sold" when billed out or invoiced.

     1.6 "TERRITORY" shall be worldwide except for those countries in which LICENSEE was asked to pay the cost of filing, prosecuting and maintaining the PATENT RIGHTS pursuant to Article 6.2 and elected not to pay those costs.

     1.7 "FIELD OF USES" shall mean: for U.S. Patent Number 4,732,157, all; for U.S. Patent Number 4,802,491, claims 5-14, and 16, all; for U.S. Patent Number 4,802,491, claims 1-4, and 15, all except "the analysis of cycle-to-cycle variance in QRS complex morphology, but not ST or T-Wave morphology, as recorded from unipolar ECG electrodes, solely for the purpose of diagnosing the presence of coronary artery disease but specifically not for the purpose of diagnosing susceptibility of the heart to cardiac rhythm disturbances." However, if M.I.T. does not license claims 1-4 and 15 within six (6) months of the EFFECTIVE DATE of this Agreement, then the FIELD OF USE for U.S. Patent Number 4,802,491 is "all."

     1.8  "PRODUCT AREA" shall mean: Assessing Myocardial Electrical Stability.

     1.9 "SUBLICENSEE" shall mean a third party sublicensed by LICENSEE to make, have made, use, lease and sell the LICENSED PRODUCT(S) and LICENSED PROCESS(ES).

     1.10 "IMPROVEMENTS" shall mean any and all modifications, refinements, etc. dominated by the PATENT RIGHTS claims and conceived or reduced to practice over the next three (3) years by Richard Cohen and his subordinates at M.I.T.; provided, however, that any rights to such IMPROVEMENTS granted herein are subject to M.I.T. contractual commitments to third party sponsors of research under which IMPROVEMENTS are made.

     1.11 LICENSE AGREEMENTS shall mean "Assessing Myocardial Electrical Stability", "Cardiac Electrical Imaging", "Cardiovascular System
Identification", and "Pacing Technology for Prevention of Cardiac Dysrhythmias."

     1.12 "EFFECTIVE DATE" shall mean the day on which all four LICENSE AGREEMENTS were executed.


                          ARTICLE 2 - GRANT
                          ----------------

     2.1 M.I.T. hereby grants to LICENSEE the right and license to make, have made, use, lease and sell the LICENSED PRODUCTS and to practice the LICENSED PROCESSES in the TERRITORY for the FIELD OF USE to the end of the term for which the PATENT RIGHTS are granted unless this Agreement shall be sooner terminated according to the terms hereof.

     2.2 LICENSEE agrees that LICENSED PRODUCTS leased or sold in the United States shall be manufactured substantially in the United States, as required by 35 U.S.C.204.

     2.3 In order to establish a period of exclusivity for LICENSEE, M.I.T. hereby agrees that it shall not grant any other license to make, have made, use, lease and sell LICENSED PRODUCTS or to utilize LICENSED PROCESSES in the TERRITORY for the FIELD OF USE during the period of time commencing with the EFFECTIVE DATE of this Agreement and terminating with the first to occur of:

     (a) the expiration of twelve (12) years after the first commercial sale of a LICENSED PRODUCT; or

     (b) the expiration of fifteen (15) years after the EFFECTIVE DATE of this Agreement; provided, however, that if an application for premarket approval has been submitted to the FDA for a LICENSED PRODUCT prior to the expiration of that fifteen (15) year period, then the time spent by that application in the FDA shall be added to the fifteen (15) year period.


     2.4 At the end of the exclusive period, the license granted hereunder shall become nonexclusive and shall extend to the end of the term or terms for which any PATENT RIGHTS are issued, unless sooner terminated as hereinafter provided. The period of exclusivity may be extended upon the written consent of M.I.T., which consent, subject to LICENSEE's diligent and successful commercialization of the PATENT RIGHTS, shall not unreasonably be withheld.

     2.5 M.I.T. reserves the right to practice under the PATENT RIGHTS and to use and distribute to third parties for noncommercial research purposes.

     2.6 LICENSEE shall have the right to enter into sublicensing agreements for the rights, privileges and licenses granted hereunder only during the exclusive period of this Agreement. Such sublicenses may extend past the expiration date of the exclusive period of this Agreement, but any exclusivity of such sublicenses shall expire upon the expiration of LICENSEE's exclusivity. Upon any termination of this Agreement, sublicensees' rights shall also terminate, subject to Paragraph 13.6 hereof.

     2.7 LICENSEE agrees that any sublicenses granted by it shall provide that the obligations to M.I.T. of Articles 2, 5, 7, 8, 9, 10, 12, 13, and 15 of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement. LICENSEE further agrees to attach copies of these Articles to sublicense agreements.

     2.8 LICENSEE agrees to forward to M.I.T. a copy of any and all sublicense agreements promptly upon execution by the parties.

     2.9 LICENSEE shall not receive from sublicensees anything of value in lieu of cash payments in consideration for any sublicense under this Agreement, without the express prior written permission of M.I.T. In the event LICENSEE and M.I.T. agree on a cash equivalent value for the transaction and appropriate royalty payments to M.I.T., M.I.T. shall provide its written consent.

     2.10 The license granted hereunder shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology not specifically set forth in Appendices AMES-A, AMES-B, AMES-C hereof.


                            ARTICLE 3- DUE DILIGENCE
                            ------------------------

     3.1 LICENSEE either directly or through its SUBLICENSEES shall use its best efforts to bring one or more LICENSED PRODUCTS or LICENSED PROCESSES to market through an ongoing, thorough, vigorous and diligent program for exploitation of the PATENT RIGHTS and to continue vigorous, ongoing, active, diligent marketing efforts for one or more LICENSED PRODUCTS or LICENSED PROCESSES throughout the life of this Agreement. Such efforts shall include, but shall not be limited to, conducting clinical trials and evaluations necessary to obtain premarket FDA approval.

     3.2  In addition, LICENSEE shall adhere to the following milestones:

     (a) LICENSEE shall deliver to M.I.T. on or before three (3) month after the EFFECTIVE DATE a business plan showing the amount of money, number and kind of personnel and time budgeted and planned for each phase of development of the LICENSED PRODUCTS and LICENSED PROCESSES in the PRODUCT AREA and shall provide similar reports to M.I.T. on or before December 31 of each year.

     (b) LICENSEE shall raise and hold a minimum of Two Million Dollars ($2,000,000) aggregate in investment capital on or before the EFFECTIVE DATE.

     (c) LICENSEE shall have raised a total of Three Million Dollars ($3,000,000) cumulative in investment capital on or before one year after the EFFECTIVE DATE.

     (d) LICENSEE and/or SUBLICENSEE shall have developed a working commercial prototype of a LICENSED PRODUCT and, if needed for commercial sale, shall have filed an application for premarket FDA approval before four
          (4) years after the EFFECTIVE DATE of this License Agreement.

     3.3 LICENSEE and/or SUBLICENSEE shall make commercial sales of LICENSED PROCESSES at least according to the following schedule:
          1998                               $50,000;
          1999                              $100,000;
          2000 and each year thereafter     $500,000.

     3.4 LICENSEE's failure to perform in accordance with Paragraphs 3.1, 3.2 and 3.3 above shall be grounds for M.I.T. to terminate this Agreement pursuant to Paragraph 13.3 hereof.

     3.5 If LICENSEE has diligently been pursuing the FDA approval required to sell LICENSED PRODUCTS or products utilizing LICENSED PROCESSES on the commercial market, and can demonstrate such diligence to M.I.T. by means of written documents, then LICENSEE may request a reasonable revision to the sales milestones in section 3.3, which revision shall not unreasonably be withheld.


                              ARTICLE 4-ROYALTIES
                              -------------------

     4.1 For the rights, privileges and license granted hereunder, LICENSEE shall pay royalties to M.I.T. in the manner hereinafter provided to the end of the term of the PATENT RIGHTS or until this Agreement shall be terminated:

     (a) License Issue Fee equal to the non-reimbursed sum spent by M.I.T. prior to the OPTION PERIOD to file, prosecute, and maintain the PATENT RIGHTS listed in Appendices AMES-A and AMES-B plus Nine Thousand Three Hundred Seventy-Five Dollars ($9,375), such Issue Fee payable according to the following schedule:

          (i) One-third (1/3) of the non-reimbursed sum plus Six Thousand Two Hundred Fifty Dollars ($6,250) is due upon the execution of this Agreement;

          (ii) One-third (1/3) of the non-reimbursed sum plus Three Thousand One Hundred Twenty-Five Dollars ($3,125) is due one (1) year after the EFFECTIVE DATE of this Agreement;

          (iii) One-third (1/3) of the non-reimbursed sum is due two (2) years after the EFFECTIVE DATE of this Agreement;

     (b) For LICENSED PRODUCTS and LICENSED PROCESSES which do not contain a substantial technical contribution, improvement, or change developed by LICENSEE, Running Royalties in an amount equal to Two Percent (2%) of the NET SALES of the LICENSED PRODUCTS leased or sold by LICENSEE and/or its SUBLICENSEE(S).

     (c) For LICENSED PRODUCTS and LICENSED PROCESSES containing a substantial technical contribution, improvement, or change developed by LICENSEE, Running Royalties in an amount equal to One and One-Half Percent (1.5%) of the NET SALES of the LICENSED PRODUCTS leased or sold by SUBLICENSEE(S), or Twelve Percent (12%) of gross revenue received by LICENSEE from SUBLICENSEE(S), whichever of the two above referenced means of calculating sublicensing revenue yields a smaller number.

     (d) License Maintenance Fees of Five Thousand Dollars ($5,000) per year payable on January 1, 1995, January 1, 1996, January 1, 1997, January 1, 1998, and January 1, 1999; provided, however, that the License Maintenance Fee and sublicense royalties subsequently due under subparagraph 4.1(d) for each said year, if any, shall be creditable against Running Royalties for said year.

     (e) License Maintenance Fees of Ten Thousand Dollars ($10,000) per year payable on January 1, 2000 and on January 1 of each subsequent year thereafter during the exclusive period of this Agreement; provided, however, that the License Maintenance Fee and sublicense royalties subsequently due under subparagraph 4.1(d) for each said year, if any, shall be creditable against Running Royalties for said year. No License Maintenance Fees are due during the non-exclusive period of this License Agreement.

     4.2 All payments due hereunder shall be paid in full, without deduction of taxes or other fees which may be imposed by any government and which shall be paid by LICENSEE. if Royalties were paid on billings that were subsequently uncollected, such overpaid Royalties will be deducted from those due in subsequent periods.

     4.3 No multiple royalties shall be payable because any LICENSED PRODUCT, its manufacture, use, lease or sale are or shall be covered by more than one PATENT RIGHTS patent application or PATENT RIGHTS patent licensed under this Agreement. If a given product is covered by more than one LICENSE AGREEMENT, then the total royalty paid to M.I.T. on such product shall not exceed the maximum royalty applicable under any single LICENSE AGREEMENT.

     4.4 Royalty payments shall be paid in United States dollars in Cambridge, Massachusetts, or at such other place as M.I.T. may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the Chase Manhattan Bank (N.A.) on the last business day of the calendar quarterly reporting period to which such royalty payments relate.


                         ARTICLE 5 - REPORTS AND RECORDS
                         -------------------------------

     5.1 LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to M.I.T. hereunder. Said books of account shall be kept at LICENSEE's principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times for five (5) years following the end of the calendar year to which they pertain, to the inspection of M.I.T. or its agents for the purpose of verifying LICENSEE's royalty statement or compliance in other respects with this Agreement. Should such inspection lead to the discovery of a greater than ten percent (10%) discrepancy in reporting, LICENSEE agrees to pay half the cost of such inspection.

     5.2 LICENSEE, within sixty (60) days after December 31, of each year, shall deliver to M.I.T. true and accurate reports, giving such particulars of the business conducted by LICENSEE and its sublicensees during the preceding year under this Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following:

     (a) number of LICENSED PRODUCTS manufactured and sold by LICENSEE and all sublicensees;

     (b) total billings for LICENSED PRODUCTS sold by LICENSEE and all sublicensees;

     (c) accounting for all LICENSED PROCESSES used or sold by LICENSEE and all sublicensees;

     (d)  deductions applicable as provided in Paragraph 1.5;

     (e)  total royalties due; and

     (f)  names and addresses of all sublicensees of LICENSEE.


     5.3 With each such report submitted, LICENSEE shall pay to M.I.T. the royalties due and payable under this Agreement. If no royalties shall be due, LICENSEE shall so report.

     5.4 On or before the ninetieth (90th) day following the close of LICENSEE's fiscal year, LICENSEE shall provide M.I.T. with LICENSEE's certified financial statements for the preceding fiscal year including, at a minimum, a Balance Sheet and an Operating Statement.

     5.5  The royalty payments set forth in this Agreement and amounts due under
Article 6 shall, if overdue, bear interest until payment at a per annum rate two percent (2%) above the prime rate in effect at the Chase Manhattan Bank (N.A.) on the due date. The payment of such interest shall not foreclose M.I.T. from exercising any other rights it may have as a consequence of the lateness of any payment.


                         ARTICLE 6 - PATENT PROSECUTION
                         -----------------------------

     6.1 M.I.T. shall apply for, seek prompt issuance of, and maintain during the term of this Agreement the PATENT RIGHTS in the United States and in the foreign countries listed in Appendix AMES-B hereto. Appendix AMES-B may be amended by verbal agreement of both parties, such agreement to be confirmed in writing within ten (10) days. The prosecution, filing and maintenance of all PATENT RIGHTS patents and applications shall be the primary responsibility of M.I.T.; provided, however, LICENSEE shall have reasonable opportunities to advise M.I.T. and shall cooperate with M.I.T. in such prosecution, filing and maintenance of all patents and applications included within the PATENT RIGHTS.

     6.2 Payment of all fees and costs relating to the filing, prosecution, and maintenance of the PATENT RIGHTS shall be the responsibility of LICENSEE, whether such fees and costs were incurred before or after the date of this Agreement. LICENSEE shall have the right to approve the attorney selected by M.I.T. LICENSEE may elect to discontinue all or a portion of the prosecution of the PATENT RIGHTS, provided that LICENSEE gives M.I.T. reasonable notice, so that M.I.T. may, at its own expense, elect to preserve those rights.

                            ARTICLE 7 - INFRINGEMENT
                            -----------------------

     7.1 Each party shall inform the other party promptly in writing of any alleged infringement of the PATENT RIGHTS by a third party and of any available evidence thereof.

     7.2 During the term of exclusivity of this Agreement, LICENSEE shall have the right, but shall not be obligated, to prosecute at its own expense all infringements of the PATENT RIGHTS and, in furtherance of such right, M.I.T. hereby agrees that LICENSEE may include M.I.T. as a party plaintiff in any such suit, without expense to M.I.T.. The total cost of any such infringement action commenced or defended solely by LICENSEE shall be borne by LICENSEE and LICENSEE shall keep any recovery or damages for past infringement derived therefrom.

     7.3 If within six (6) months after having been notified of any alleged infringement, LICENSEE shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if LICENSEE shall notify M.I.T. at any time prior thereto of its intention not to bring suit against any alleged infringer then, and in those events only, M.I.T. shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the PATENT RIGHTS and M.I.T. may, for such purposes, use the name of LICENSEE as party plaintiff. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of M.I.T. and LICENSEE, which consent shall not unreasonably be withheld.

     7.4 In the event that LICENSEE shall undertake the enforcement and/or defense of the PATENT RIGHTS by litigation, LICENSEE may withhold up to fifty percent (50%) of the payments otherwise thereafter due M.I.T. under Article 4 hereunder and apply the same toward reimbursement of up to half of LICENSEE's expenses, including reasonable attorneys' fees, in connection therewith. Any recovery of damages by LICENSEE for each such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of LICENSEE relating to such suit, and next toward reimbursement of M.I.T. for any payments under
Article 4 past due or withheld and applied pursuant to this Article 7. The balance remaining from any such recovery shall be divided so that the fraction of the recovery due M.I.T. is calculated by creating a fraction, the numerator of which is the amount of royalties withheld, and the denominator of which is the cost of litigation paid by LICENSEE, but in no event shall such sum be less than Twelve Percent (12%) of the net recovery.

     7.5 In the event that a declaratory judgment action alleging invalidity or noninfringement of any of the PATENT RIGHTS shall be brought against LICENSEE, M.I.T., at its option, shall have the right, within thirty (30) days after commencement of such action, to intervene and take over the sole defense of the action at its own expense.

     7.6 In any infringement suit as either party may institute to enforce the PATENT RIGHTS pursuant to this Agreement, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

     7.7 LICENSEE, during the exclusive period of this Agreement, shall have the sole right in accordance with the terms and conditions herein to sublicense any alleged infringer for future use of the PATENT RIGHTS. Any upfront fees as part of such a sublicense shall be distributed according to Article 7.4; other royalties shall be treated per Article 4.


                          ARTICLE 8 - PRODUCT LIABILITY
                          ----------------------------

     8.1 LICENSEE shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold M.I.T., its trustees, officers, employees and affiliates, harmless against all claims and expenses, including legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the LICENSED PRODUCT(s) and/or LICENSED PROCESS(es) or arising from any obligation of LICENSEE hereunder.

     8.2 Before delivery of LICENSED PRODUCT(s) and/or LICENSED PROCESS(es), LICENSEE shall obtain and carry in full force and effect liability insurance which shall protect LICENSEE and M.I.T. in regard to events covered by Paragraph
8.1 above. Such insurance shall be written by a reputable insurance company authorized to do business in the Commonwealth of Massachusetts, shall list M.I.T. as an additional named insured thereunder and shall require thirty (30) days written notice to be given to M.I.T. prior to any cancellation or material change thereof. The limits of such occurrence shall not be less than One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for personal injury or death, and One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for property damage. LICENSEE shall provide M.I.T. with Certificates of Insurance evidencing the same.

     8.3 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, M.I.T. MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY

GIVEN BY M.I.T. THAT THE PRACTICE BY LICENSEE OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY.

     8.4 M.I.T. hereby represents and warrants, to the best of its knowledge and belief, to LICENSEE that the execution, delivery and performance of this Agreement by M.I.T. does not, and will not, violate any commitments or undertakings to which M.I.T. may be bound.


                           ARTICLE 9 - EXPORT CONTROLS
                           --------------------------

     It is understood that M.I.T. is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. M.I.T. neither represents that a license shall not be required nor that, if required, it shall be issued.


                          ARTICLE 10 - NON-USE OF NAMES
                          ----------------------------

     LICENSEE shall not use the names or trademarks of the Massachusetts Institute of Technology, nor any adaptation thereof, nor the names of any of its employees, in any advertising, promotional or sales literature without prior written consent obtained from M.I.T., or said employee, in each case, except that LICENSEE may state that it is licensed by M.I.T. under one or more of the patents and/or applications comprising the PATENT RIGHTS. Such statements may appear in the Private Placement Memoranda to be circulated by KBL Healthcare, Inc., or in filings in compliance with securities laws. LICENSEE shall not use the names or trademarks of the Massachusetts Institute of Technology, nor any adaptation thereof, nor the names of any of its employees to imply that M.I.T. endorses the LICENSED PRODUCTS sold by LICENSEE.


                            ARTICLE 11 - ASSIGNMENT
                            -----------------------

     11.1 M.I.T. and LICENSEE agree that one of the main purposes of this Agreement is for LICENSEE to add substantial technical value to the PATENT RIGHTS.

     11.2 LICENSEE may assign this agreement with M.I.T.'s written consent, which consent shall not unreasonable be withheld, provided that LICENSEE has fulfilled all the diligence milestones in Article 3, up to and including section 3.2: development of a working commercial prototype in the PRODUCT AREA. Otherwise, LICENSEE shall have no right to assign, and any attempt to assign shall be null and void.

                        ARTICLE 12 - DISPUTE RESOLUTION
                        -------------------------------

     12.1 For any and all claims, disputes or controversies arising out of, or in connection with this Agreement, including any dispute relating to patent validity or infringement, which the parties shall be unable to resolve within sixty (60) days, the party raising such dispute shall promptly advise the other party of such claim, dispute or controversy in a writing which describes in reasonable detail the nature of such dispute. By not later than five (5) business days after the recipient has received such notice of dispute, each party shall have selected for itself a representative who shall have the authority to bind such party, and shall additionally have advised the other party in writing of the name and title of such representative. By not later than ten (10) business days after the date of such notice of dispute, such representatives shall schedule a date for a mediation hearing with the Cambridge Dispute Settlement Center or Endispute Inc. in Cambridge, Massachusetts. If the representatives of the parties have not been able to resolve the dispute within fifteen (15) business days after such mediation hearing, the parties shall have the right to pursue any other remedies legally available to resolve such dispute in either the Courts of the Commonwealth of Massachusetts or in the United States District Court for the District of Massachusetts, to whose jurisdiction for such purposes M.I.T. and LICENSEE each hereby irrevocably consents and submits.

     12.2 M.I.T. is aware that Richard Cohen is a consultant to LICENSEE and is conducting research in the field of the patent rights and that Richard Cohen is obligated to assist LICENSEE in protecting inventions developed by him at LICENSEE's laboratory. In the event that it is unclear whether a particular invention in the nature of an improvement is developed by Richard Cohen in the context of his consulting activity with LICENSEE or in the context of his activities as a University Professor at M.I.T., M.I.T. will approach LICENSEE in good faith to negotiate a reasonable resolution.

     12.3 Notwithstanding the foregoing, nothing in this Article shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.


                            ARTICLE 13 - TERMINATION
                            ------------------------
     13.1 If LICENSEE shall cease to carry on its business, this Agreement shall terminate upon notice by M.I.T.

     13.2 Should LICENSEE fail to make any payment whatsoever due and payable to M.I.T. hereunder, M.I.T. shall have the right to terminate this Agreement effective on thirty (30) days' notice, unless LICENSEE shall make all such payments to M.I.T. within said thirty (30) day period. Upon the expiration of the thirty (30) day period, if LICENSEE shall not have made all such payments to M.I.T., the rights, privileges and license granted hereunder shall automatically terminate.

     13.3 Upon any material breach or default of this Agreement by LICENSEE, other than those occurrences set out in Paragraphs 13.1 and 13.2 hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Paragraph 13.3, M.I.T. shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder effective on ninety (90) days' notice to LICENSEE. Such termination shall become automatically effective unless LICENSEE shall have cured any such material breach or default prior to the expiration of the ninety (90) day period.

     13.4 LICENSEE shall have the right to terminate this Agreement at any time on six (6) months' notice to M.I.T., and upon payment of all amounts due M.I.T. through the effective date of the termination.

     13.5 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. LICENSEE and any sublicensee thereof may, however, after the effective date of such termination, sell all LICENSED PRODUCTS; and complete LICENSED PRODUCTS in the process of manufacture at the time of such termination and sell the same, provided that LICENSEE shall pay to M.I.T. the Running Royalties thereon as required by Article 4 of this Agreement and shall submit the reports required by Article 5 hereof on the sales of LICENSED PRODUCTS.

     13.6 Upon termination of this Agreement for any reason, any sublicensee not then in default shall have the right to seek a license from M.I.T. M.I.T. agrees to negotiate such licenses in good faith under reasonable terms and conditions.

                         ARTICLE 14 - PAYMENTS, NOTICES
                         ----------------------------
                            AND OTHER COMMUNICATIONS
                            ------------------------

     Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

     In the case of M.I.T.:


                         Director
                         Technology Licensing Office
                         Massachusetts Institute of Technology
                         Room E32-300
                         Cambridge, Massachusetts 02139

     In the case of LICENSEE:


                         President
                         Cambridge Heart, Inc.
                         645 Madison Avenue, 14th Floor
                         New York, NY 10022


                  ARTICLE 15 - MOST FAVORED LICENSEE
                  ----------------------------------

     If, during the non-exclusive period of this Agreement, M.I.T. grants a license to another party under more favorable terms as a whole than those in this Agreement, LICENSEE may, at no extra cost, elect a license under the more favorable terms as a whole. M.I.T. shall notify and provide a copy to LICENSEE within thirty (30) days of granting any license to a third party: provided, however, that M.I.T. shall not have to identify said third party to LICENSEE.


                ARTICLE 16 - MISCELLANEOUS PROVISIONS
                -------------------------------------

     16.1 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

     16.2 The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

     16.3 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

     16.4 LICENSEE agrees to mark the LICENSED PRODUCTS sold in the United States with all applicable United States patent numbers. All LICENSED PRODUCTS shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

     16.5 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.



     IN WITNESS WHEREOF, the parties have duly executed this Agreement the day and year set forth below.



MASSACHUSETTS INSTITUTE OF TECHNOLOGY
By  /s/ Lita Nelsen
   ------------------------------------------
Name    LITA NELSEN
     ----------------------------------------
Title   DIRECTOR, TECHNOLOGY LICENSING OFFICE
      ---------------------------------------
Date    Sept 28, 1993
     ----------------------------------------

CAMBRIDGE HEART, INC.
By  /s/ Marlene Krauss
   ------------------------------------------
Name    MARLENE KRAUSS
     ----------------------------------------
Title   Chair
      ---------------------------------------
Date    9/29/93
     ----------------------------------------

                                APPENDIX AMES-A
                                ---------------



                          UNITED STATES PATENT RIGHTS


M.I.T.  Case No. 4228
U.S. Patent 4,802,491
"Method and Apparatus for Assessing Myocardial Electrical Stability" By Richard J. Cohen and Joseph M. Smith

M.I.T.  Case No. 4228(2)
U.S. Patent 4,732,157
"Method and Apparatus for Quantifying Beat-to-Beat Variability in Physiologic Waveforms"
By Daniel T. Kaplan and Richard J. Cohen

                                APPENDIX AMES-B
                                ---------------



Foreign countries in which PATENT RIGHTS shall be filed, prosecuted and maintained in accordance with Article 6:


M.I.T. Case No. 4228 and 4228(2):

Canada
EPC: Pending in
Germany
France
United Kingdom

                                APPENDIX AMES-C
                                ---------------



                  COPYRIGHTABLE MATERIAL AND TANGIBLE PROPERTY


Assessing Myocardial Electrical Stability Code.92